EXHIBIT 31.4

AS ADOPTED PURSUANT TO SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Coreen Kraysler, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Netcapital Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 5, 2024	By:	/s/ Coreen Kraysler
Coreen Kraysler
Principal Financial Officer and
Principal Accounting Officer
Netcapital Inc.